As filed with the Securities and Exchange Commission on November 3, 2017
REGISTRATION NO. 333-220835

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALLSTATE LIFE INSURANCE COMPANY
(Exact Name of Registrant)

ILLINOIS
(State or other jurisdiction of incorporation or organization)
36-2554642
(I.R.S. Employer Identification Number)
C/O ALLSTATE LIFE INSURANCE COMPANY
3075 SANDERS ROAD
NORTHBROOK, ILLINOIS 60062
847/402-5000
(Address, including zip code, and telephone number, including area code, of principal executive offices)

C T CORPORATION
208 South LaSalle Street
Suite 814
Chicago, IL 60604
(312) 345-4320
(Name, address, including zip code and telephone number, including area code, of agent for service)

COPIES TO:
JAN FISCHER-WADE, ESQUIRE
ALLSTATE LIFE INSURANCE COMPANY
2940 S. 84 th Street
Lincoln, NE 68506-4142

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

EXPLANATORY NOTE
This Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3, File No. 333-220835, includes facing pages and Part II, including exhibits. This Pre-Effective Amendment No. 1 incorporates by reference the supplements and prospectuses contained in the Form S-3 filed on October 5, 2017.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:    ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐
Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price	Amount of registration fee
Market Value Adjusted Annuity Contracts	$21,326,974	$1.00	$0	$0

(1)	Interests in the market value adjustment account are sold on a dollar basis, not on the basis of a price per share or unit.

This filing is being made under the Securities Act of 1933 to register $21,326,974 of interests in market value adjusted annuity contracts.  The interests being registered herein are carried over, as unsold securities, from an existing Form S-3 registration statement of the same issuer (333-199264) filed on October 10, 2014.  Because a filing fee of $2,747 previously was paid with respect to those securities, there is no filing fee under this registration statement.  In accordance with Rule 415 (a)(6), the offering of securities on the earlier registration statement will be deemed terminated as of the effective date of this registration statement.
This Registration Statement contains a combined prospectus under Rule 429 under the Securities Act of 1933 which relates to the Form S-3 registration statement (File No. 333-199264), initially filed October 10, 2014, by Allstate Life Insurance Company. Upon effectiveness, this Registration Statement, which is a new Registration Statement, will also act as a post-effective amendment to such earlier Registration Statement.
Allstate Life Insurance Company incorporates by reference its annual report for the year ending 12/31/16 on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of Exchange Act and all documents subsequently filed by Allstate Life Insurance Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.
Risk Factors are discussed in the sections of the prospectus included in Part 1 of this Form concerning the Market Value Adjustment option.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of each prospectus included in this registration statement. Any representation to the contrary is a criminal offense.
The principal underwriter for these securities, Allstate Distributors, L.L.C. or Morgan Stanley & Co. LLC (as applicable) is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered. The offering under this registration statement will conclude three years from the effective date of this registration statement, unless terminated earlier by the Registrant. See each prospectus included in Part 1 hereof for the date of the prospectus.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission may determine.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

Registration fees	$0
Cost of printing and engraving	$56,465.00*
Legal fees	$0
Accounting fees	$6,600.00
Mailing fees	$47,815.00*

*Allstate Life Insurance Company estimated that the printing and mailing costs will be subsumed in the printing and mailing costs for the companion variable annuities.
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
The By-laws of Allstate Life Insurance Company (“Registrant”) provide that Registrant will indemnify all of its directors, former directors, officers and former officers, to the fullest extent permitted under law, who were or are a party or are threatened to be made a party to any proceeding by reason of the fact that such persons were or are directors or officers of Registrant, against liabilities, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them. The indemnity shall not be deemed exclusive of any other rights to which directors or officers may be entitled by law or under any articles of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the indemnity shall inure to the benefit of the legal representatives of directors and officers or of their estates, whether such representatives are court appointed or otherwise designated, and to the benefit of the heirs of such directors and officers. The indemnity shall extend to and include claims for such payments arising out of any proceeding commenced or based on actions of such directors and officers taken prior to the effectiveness of this indemnity; provided that payment of such claims had not been agreed to or denied by Registrant before such date.
The directors and officers of Registrant have been provided liability insurance for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of Registrant.
Disclosure of Commission Position on Indemnification for Securities Act Liabilities
Allstate Corporation has secured a financial institutions bond in the amount of $5,000,000, subject to a $25,000,000 deductible. Allstate also maintains directors’ and officers’ liability insurance coverage with limits of $200 million under which ALIC, as well as certain other subsidiaries of Allstate, are covered. A provision in ALIC’s by-laws provides for the indemnification of individuals serving as directors or officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling ALIC pursuant to the foregoing provisions, ALIC has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 16. EXHIBITS.
(1)(a) Underwriting Agreement between Allstate Life Insurance Company and Allstate Distributors, L.L.C. Filed herewith
(1)(b) Underwriting Agreement among Northbrook Life Insurance Company, Northbrook Variable Annuity Account II and Dean Witter Reynolds Inc. (Northbrook Life Insurance Company was merged into Allstate Life Insurance Company effective January 1, 2003). Filed herewith
(4)(a) Form of Allstate Advisor Variable Annuity Contract (“Allstate Advisor” or “Morgan Stanley Variable Annuity”). Filed herewith
(4)(b) Form of Allstate Advisor Plus Variable Annuity Contract (“Allstate Advisor Plus”). Filed herewith
(4)(c) Form of Allstate Advisor Preferred Variable Annuity Contract (“Allstate Advisor Preferred” or “Morgan Stanley Variable Annuity—L Share”). Filed herewith
(4)(d) Form of Enhanced Beneficiary Protection Rider A—Annual Increase (Allstate Advisor, Morgan Stanley Variable Annuity, Allstate Advisor Preferred and Morgan Stanley Variable Annuity—L Share). Filed herewith
(4)(e) Form of Enhanced Beneficiary Protection Rider A—Annual Increase (Allstate Advisor Plus). Filed herewith
(4)(f) Form of Enhanced Beneficiary Protection Rider B—Maximum Anniversary Value (Allstate Advisor, Morgan Stanley Variable Annuity, Allstate Advisor Preferred and Morgan Stanley Variable Annuity—L Share). Filed herewith
(4)(g) Form of Enhanced Beneficiary Protection Rider B—Maximum Anniversary Value (Allstate Advisor Plus). Filed herewith
(4)(h) Form of Earnings Protection Death Benefit Rider (all Contracts). Filed herewith
(4)(i) Form of Retirement Income Guarantee Rider 1 (Allstate Advisor, Morgan Stanley Variable Annuity, Allstate Advisor Preferred and Morgan Stanley Variable Annuity—L Share). Filed herewith
(4)(j) Form of Retirement Income Guarantee Rider 1 (Allstate Advisor Plus). Filed herewith
(4)(k) Form of Retirement Income Guarantee Rider 2 (Allstate Advisor, Morgan Stanley Variable Annuity, Allstate Advisor Preferred and Morgan Stanley Variable Annuity—L Share). Filed herewith
(4)(l) Form of Retirement Income Guarantee Rider 2 (Allstate Advisor Plus). Filed herewith
(4)(m) Form of Income Protection Benefit Rider (all Contracts). Filed herewith
(4)(n) Form of Spousal Protection Benefit Rider (all Contracts). Filed herewith
(4)(o) Form of Amendatory Endorsement for Charitable Remainder Trust (all Contracts). Filed herewith
(4)(p) Form of Amendatory Endorsement for Grantor Trust (all Contracts). Filed herewith
(4)(q) Form of Amendatory Endorsement for Waiver of Charges (all Contracts). Filed herewith
(4)(r) Form of Amendatory Endorsement for Employees (Allstate Advisor). Filed herewith
(4)(s) Form of Withdrawal Charge Option Rider 1. Filed herewith
(4)(t) Form of Withdrawal Charge Option Rider 2. Filed herewith
(4)(u) Form of Retirement Income Guarantee Rider 2 (Plus). Filed herewith

(4)(v) Form of Income Protection Benefit Rider. Filed herewith
(4)(w) Form of Spousal Protection Benefit Rider. Filed herewith
(4)(x) Form of Amendatory Endorsement for Charitable Remainder Trust. Filed herewith
(4)(y) Form of Amendatory Endorsement for Grantor Trust. Filed herewith
(4)(z) Form of Amendatory Endorsement for Waiver of Charges. Filed herewith
(4)(aa) Form of Amendatory Endorsement for Employees. Filed herewith
(4)(ab) Form of TrueReturn Accumulation Benefit Rider. Filed herewith
(4)(ac) Form of TrueReturn Accumulation Benefit Rider (for all Contracts). Filed herewith
(4)(ad) Form of SureIncome Benefit Rider. Filed herewith
(4)(ae) Form of Spousal Protection Benefit Rider. Filed herewith
(4)(af) Form of Custodial Spousal Protection Benefit Rider. Filed herewith
(4)(ag) Form of SureIncome Plus Withdrawal Benefit Rider. Filed herewith
(4)(ah) Form of SureIncome for Life Withdrawal Benefit Rider. Filed herewith
(5) Opinion and Consent of General Counsel re: Legality of the securities being registered. Filed herewith.
(15) Letter re: unaudited interim financial information from Independent Registered Public Accounting Firm. Filed herewith.
(23) Consent of Independent Registered Public Accounting Firm. Filed herewith.
(24) Powers of Attorney for Brian R. Bohaty, John E. Dugenske, Angela K. Fontana, Mary Jane Fortin, Mario Imbarrato, Katherine A. Mabe, Harry R. Miller, Julie Parsons, Samuel H. Pilch, P. John Rugel, Steven E. Shebik, Brian Stricker, Thomas J. Wilson, and Matthew E. Winter. Filed herewith.
(99) Experts. Filed herewith.

ITEM 17. UNDERTAKINGS.
The undersigned Registrant hereby undertakes:
(1) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(3) That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.
(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(5) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Northfield, State of Illinois on the 3rd day of November, 2017.
ALLSTATE LIFE INSURANCE COMPANY
(REGISTRANT)

By:	/s/ Angela K. Fontana
Angela K. Fontana Director, Vice President, General Counsel and Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 3rd day of November, 2017.

*/JOHN E. DUGENSKE -----------------------------------	Director, Executive Vice President and
John E. Dugenske	Chief Investment* Officer

/s/ANGELA K. FONTANA -----------------------------------	Director, Vice President, General Counsel
Angela K. Fontana	and Secretary

*/MARY JANE FORTIN -----------------------------------	Director and President
Mary Jane Fortin

*/MARIO IMBARRATO -----------------------------------	Director, Vice President and Chief Financial Officer
Mario Imbarrato	(Principal Financial Officer)

*/KATHERINE A. MABE -----------------------------------	Director
Katherine A. Mabe

*/HARRY R. MILLER -----------------------------------	Director, Senior Vice President and
Harry R. Miller	Chief Risk Officer

*/SAMUEL H. PILCH -----------------------------------	Director, Senior Group Vice President and Controller
Samuel H. Pilch	(Principal Accounting Officer)

*/P. JOHN RUGEL -----------------------------------	Director and Senior Vice President
P. John Rugel

*/STEVEN E. SHEBIK -----------------------------------	Director
Steven E. Shebik

*/BRIAN STRICKER -----------------------------------	Director and Senior Vice President
Brian Stricker

*/BRIAN R. BOHATY ---------------------------------	Director
Brian R. Bohaty

*/JULIE PARSONS -----------------------------------	Director
Julie Parsons

*/THOMAS J. WILSON -----------------------------------	Director and Chairman of the Board
Thomas J. Wilson

*/MATTHEW E. WINTER -----------------------------------	Director and Chief Executive Officer
Matthew E. Winter	(Principal Executive Officer)

*/By: Angela K. Fontana, pursuant to Power of Attorney, filed herewith.

EXHIBIT LIST
The following exhibits are filed herewith:

Exhibit No.	Description
(1)(a)	Underwriting Agreement between Allstate Life Insurance Company and Allstate Distributors, L.L.C.

(1)(b)
Underwriting Agreement among Northbrook Life Insurance Company, Northbrook Variable Annuity Account II and Dean Witter Reynolds Inc. (Northbrook Life Insurance Company was merged into Allstate Life Insurance Company effective January 1, 2003)

(4)(a)	Form of Allstate Advisor Variable Annuity Contract

(4)(b)	Form of Allstate Advisor Plus Variable Annuity Contract

(4)(c)	Form of Allstate Advisor Preferred Variable Annuity Contract

(4)(d)	Form of Enhanced Beneficiary Protection Rider A—Annual Increase (Allstate Advisor, Morgan Stanley Variable Annuity, Allstate Advisor Preferred and Morgan Stanley Variable Annuity—L Share)

(4)(e)	Form of Enhanced Beneficiary Protection Rider A—Annual Increase (Allstate Advisor Plus)

(4)(f)	Form of Enhanced Beneficiary Protection Rider B—Maximum Anniversary Value (Allstate Advisor, Morgan Stanley Variable Annuity, Allstate Advisor Preferred and Morgan Stanley Variable Annuity—L Share)

(4)(g)	Form of Enhanced Beneficiary Protection Rider B—Maximum Anniversary Value (Allstate Advisor Plus)

(4)(h)	Form of Earnings Protection Death Benefit Rider

(4)(i)	Form of Retirement Income Guarantee Rider 1 (Allstate Advisor, Morgan Stanley Variable Annuity, Allstate Advisor Preferred and Morgan Stanley Variable Annuity—L Share)

(4)(j)	Form of Retirement Income Guarantee Rider 1 (Allstate Advisor Plus)

(4)(k)	Form of Retirement Income Guarantee Rider 2 (Allstate Advisor, Morgan Stanley Variable Annuity, Allstate Advisor Preferred and Morgan Stanley Variable Annuity—L Share)

(4)(l)	Form of Retirement Income Guarantee Rider 2 (Allstate Advisor Plus)

(4)(m)	Form of Income Protection Benefit Rider

(4)(n)	Form of Spousal Protection Benefit Rider

(4)(o)	Form of Amendatory Endorsement for Charitable Remainder Trust

(4)(p)	Form of Amendatory Endorsement for Grantor Trust

(4)(q)	Form of Amendatory Endorsement for Waiver of Charges

(4)(r)	Form of Amendatory Endorsement for Employees

(4)(s)	Form of Withdrawal Charge Option Rider 1

(4)(t)	Form of Withdrawal Charge Option Rider 2

(4)(u)	Form of Retirement Income Guarantee Rider 2 (Plus)

(4)(v)	Form of Income Protection Benefit Rider

(4)(w)	Form of Spousal Protection Benefit Rider

(4)(x)	Form of Amendatory Endorsement for Charitable Remainder Trust

(4)(y)	Form of Amendatory Endorsement for Grantor Trust

(4)(z)	Form of Amendatory Endorsement for Waiver of Charges

(4)(aa)	Form of Amendatory Endorsement for Employees

(4)(ab)	Form of TrueReturn Accumulation Benefit Rider

(4)(ac)	Form of TrueReturn Accumulation Benefit Rider (for all contracts

(4)(ad)	Form of SureIncome Benefit Rider

(4)(ae)	Form of Spousal Protection Benefit Rider

(4)(af)	Form of Custodial Spousal Protection Benefit Rider

(4)(ag)	Form of SureIncome Plus Withdrawal Benefit Rider

(4)(ah)	Form of SureIncome for Life Withdrawal Benefit Rider

(5)	Opinion and Consent of Counsel re: Legality of securities being registered

(15)	Letter Re: Unaudited Interim Financial Information from Independent Registered Public Accounting Firm

(23)	Consent of Independent Registered Public Accounting Firm

(24)
Powers of Attorney for Brian R. Bohaty, John E. Dugenske, Angela K. Fontana, Mary Jane Fortin, Mario Imbarrato, Katherine A. Mabe, Harry R. Miller, Julie Parsons, Samuel H. Pilch, P. John Rugel, Steven E. Shebik, Brian Stricker, Thomas J. Wilson, and Matthew E. Winter.

(99)	Experts